CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 33-21942, 33-27797 and 33-91180) pertaining to the Placer Dome America 401(k) Savings Plan of our report dated June 11, 2004, with respect to the financial statements and schedule of the Placer Dome America 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Minneapolis, Minnesota, June 25, 2004.	/s/Ernst & Young LLP Chartered Accountants